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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 2001, included in the Annual Report on Form 20-F of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the Company) for the year ended December 31, 2001, into the Company's previously filed registration statements on Form S-8 (Nos. 333-60399, 333-65083, 333-30380 and 333-41762) and to all references to our Firm included in these registration statements.

Eschborn/Frankfurt/M.
March 28, 2002

                                ARTHUR ANDERSEN
                        Wirschaftspruefungsgesellschaft
                        Steuerberatungsgesellschaft mbH


         ------------------                       ------------------
               Gross                                  Turowski
         Wirtschaftspruefer                       Wirtschaftspruefer